Exhibit 99.1

FOR IMMEDIATE RELEASE	4714 Gettysburg Road Mechanicsburg, PA 17055 NYSE Symbol: SEM

Select Medical Holdings Corporation Announces Results

For Its Second Quarter Ended June 30, 2025 and Cash Dividend

MECHANICSBURG, PENNSYLVANIA — July 31, 2025 — Select Medical Holdings Corporation (“Select Medical,” “we,” “us,” or “our”) (NYSE: SEM) today announced results for its second quarter ended June 30, 2025, and the declaration of a cash dividend.

For the second quarter ended June 30, 2025, revenue increased 4.5% to $1,339.6 million, compared to $1,281.7 million for the same quarter, prior year. Income from continuing operations before other income and expense increased 17.2% to $86.5 million for the second quarter ended June 30, 2025, compared to $73.9 million for the same quarter, prior year. Income from continuing operations, net of tax, increased 53.8% to $57.9 million for the second quarter ended June 30, 2025, compared to $37.6 million for the same quarter, prior year. Adjusted EBITDA increased 0.5% to $125.4 million for the second quarter ended June 30, 2025, compared to $124.7 million for the same quarter, prior year. Earnings per common share from continuing operations increased 88.2% to $0.32 for the second quarter ended June 30, 2025, compared to $0.17 for the same quarter, prior year. The definition of Adjusted EBITDA and a reconciliation of income from continuing operations, net of tax, to Adjusted EBITDA are presented in table IX of this release.

For the six months ended June 30, 2025, revenue increased 3.4% to $2,692.8 million, compared to $2,603.0 million for the same period, prior year. Income from continuing operations before other income and expense increased 3.6% to $199.3 million for the six months ended June 30, 2025, compared to $192.3 million for the same period, prior year. Income from continuing operations, net of tax, increased 33.7% to $132.6 million for the six months ended June 30, 2025, compared to $99.2 million for the same period, prior year. Adjusted EBITDA was $276.9 million for the six months ended June 30, 2025, compared to $290.5 million for the same period, prior year. Earnings per common share from continuing operations increased 52.0% to $0.76 for the six months ended June 30, 2025, compared to $0.50 for the same period, prior year. The definition of Adjusted EBITDA and a reconciliation of income from continuing operations, net of tax, to Adjusted EBITDA are presented in table IX of this release.

On November 25, 2024, Select completed a tax-free distribution of 104,093,503 shares of common stock of Concentra Group Holdings Parent, Inc. (“Concentra”) to its stockholders. Following the completion of the distribution, the Company no longer owns any shares of Concentra common stock. The results of Concentra are presented as discontinued operations and, as such, have been excluded from both continuing operations and segment results for the three and six months ended June 30, 2024.

Company Overview

Select Medical is one of the largest operators of critical illness recovery hospitals, rehabilitation hospitals, and outpatient rehabilitation clinics in the United States based on number of facilities. Select Medical’s reportable segments include the critical illness recovery hospital segment, the rehabilitation hospital segment, and the outpatient rehabilitation segment. As of June 30, 2025, Select Medical operated 104 critical illness recovery hospitals in 29 states, 36 rehabilitation hospitals in 14 states, and 1,919 outpatient rehabilitation clinics in 39 states and the District of Columbia. At June 30, 2025, Select Medical had operations in 40 states and the District of Columbia. Information about Select Medical is available at www.selectmedical.com.

Critical Illness Recovery Hospital Segment

For the second quarter ended June 30, 2025, revenue for the critical illness recovery hospital segment was $601.1 million, compared to $604.9 million for the same quarter, prior year. Adjusted EBITDA for the critical illness recovery hospital segment was $56.3 million for the second quarter ended June 30, 2025, compared to $71.8 million for the same quarter, prior year. The Adjusted EBITDA margin for the critical illness recovery hospital segment was 9.4% for the second quarter ended June 30, 2025, compared to 11.9% for the same quarter, prior year. Certain critical illness recovery hospital key statistics are presented in table VII of this release for the second quarters ended June 30, 2025 and 2024.

For the six months ended June 30, 2025, revenue for the critical illness recovery hospital segment was $1,238.2 million, compared to $1,260.8 million for the same period, prior year. Adjusted EBITDA for the critical illness recovery hospital segment was $142.9 million for the six months ended June 30, 2025, compared to $187.8 million for the same period, prior year. The Adjusted EBITDA margin for the critical illness recovery hospital segment was 11.5% for the six months ended June 30, 2025, compared to 14.9% for the same period, prior year. Certain critical illness recovery hospital key statistics are presented in table VIII of this release for the six months ended June 30, 2025 and 2024.

Rehabilitation Hospital Segment

For the second quarter ended June 30, 2025, revenue for the rehabilitation hospital segment increased 17.2% to $313.8 million, compared to $267.8 million for the same quarter, prior year. Adjusted EBITDA for the rehabilitation hospital segment increased 14.7% to $71.0 million for the second quarter ended June 30, 2025, compared to $62.0 million for the same quarter, prior year. The Adjusted EBITDA margin for the rehabilitation hospital segment was 22.6% for the second quarter ended June 30, 2025, compared to 23.1% for the same quarter, prior year. Certain rehabilitation hospital key statistics are presented in table VII of this release for the second quarters ended June 30, 2025 and 2024.

For the six months ended June 30, 2025, revenue for the rehabilitation hospital segment increased 16.4% to $621.2 million, compared to $533.5 million for the same period, prior year. Adjusted EBITDA for the rehabilitation hospital segment increased 14.7% to $141.5 million for the six months ended June 30, 2025, compared to $123.4 million for the same period, prior year. The Adjusted EBITDA margin for the rehabilitation hospital segment was 22.8% for the six months ended June 30, 2025, compared to 23.1% for the same period, prior year. Certain rehabilitation hospital key statistics are presented in table VIII of this release for the six months ended June 30, 2025 and 2024.

Outpatient Rehabilitation Segment

For the second quarter ended June 30, 2025, revenue for the outpatient rehabilitation segment increased 3.8% to $327.6 million, compared to $315.5 million for the same quarter, prior year. Adjusted EBITDA for the outpatient rehabilitation segment increased 6.1% to $30.5 million for the second quarter ended June 30, 2025, compared to $28.8 million for the same quarter, prior year. The Adjusted EBITDA margin for the outpatient rehabilitation segment was 9.3% for the second quarter ended June 30, 2025, compared to 9.1% for the same quarter, prior year. Certain outpatient rehabilitation key statistics are presented in table VII of this release for the second quarters ended June 30, 2025 and 2024.

For the six months ended June 30, 2025, revenue for the outpatient rehabilitation segment increased 2.6% to $634.9 million, compared to $618.7 million for the same period, prior year. Adjusted EBITDA for the outpatient rehabilitation segment increased 2.0% to $54.8 million for the six months ended June 30, 2025, compared to $53.7 million for the same period, prior year. The Adjusted EBITDA margin for the outpatient rehabilitation segment was 8.6% for the six months ended June 30, 2025, compared to 8.7% for the same period, prior year. Certain outpatient rehabilitation key statistics are presented in table VIII of this release for the six months ended June 30, 2025 and 2024.

Dividend

On July 30, 2025, Select Medical’s Board of Directors declared a cash dividend of $0.0625 per share. The dividend will be payable on or about August 28, 2025, to stockholders of record as of the close of business on August 13, 2025.

There is no assurance that future dividends will be declared. The declaration and payment of dividends in the future are at the discretion of Select Medical’s Board of Directors after taking into account various factors, including, but not limited to, Select Medical’s financial condition, operating results, available cash and current and anticipated cash needs, the terms of Select Medical’s indebtedness, and other factors Select Medical’s Board of Directors may deem to be relevant.

Stock Repurchase Program

The Board of Directors of Select Medical has authorized a common stock repurchase program to repurchase up to $1.0 billion worth of shares of its common stock. The common stock repurchase program will remain in effect until December 31, 2025, unless further extended or earlier terminated by the Board of Directors. Stock repurchases under this program may be made in the open market or through privately negotiated transactions, and at times and in such amounts as Select Medical deems appropriate. Select Medical funds this program with cash on hand and borrowings under its revolving credit facility.

During the six months ended June 30, 2025, Select Medical repurchased 6,375,512 shares at a cost of approximately $96.5 million, or $15.13 per share, which includes transaction costs. From the inception of the common stock repurchase program through June 30, 2025, Select Medical has repurchased 54,610,335 shares at a cost of approximately $696.8 million, or $12.76 per share, which includes transaction costs. On August 16, 2022, Congress passed the Inflation Reduction Act of 2022, which enacted a 1% excise tax on stock repurchases that exceed $1.0 million, effective January 1, 2023. As of June 30, 2025, $0.9 million has been accrued for the 1% excise tax as a cost of the stock repurchase.

Business Outlook

Select Medical is reaffirming its 2025 business outlook, which was provided most recently in its May 1, 2025 press release. For fiscal year 2025, Select Medical expects revenue to be in the range of $5.3 billion to $5.5 billion, Adjusted EBITDA to be in the range of $510.0 million to $530.0 million, and fully diluted earnings per share to be in the range of $1.09 to $1.19. Reconciliations of full year 2025 Adjusted EBITDA expectations to income from operations, net of tax, is presented in table X of this release.

Conference Call

Select Medical will host a conference call regarding its second quarter results and its business outlook on Friday, August 1, 2025, at 9:00am ET. The conference call will be a live webcast and can be accessed at Select Medical Holdings Corporation’s website at www.selectmedicalholdings.com. A replay of the webcast will be available shortly after the call through the same link.

For listeners wishing to dial-in via telephone, or participate in the question and answer session, you may pre-register for the call at Select Medical Earnings Call Registration to obtain your dial-in number and unique passcode.

* * * * *

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), including statements related to Select Medical’s 2025 business outlook. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to factors including the following:

•	changes in government reimbursement for our services and/or new payment policies may result in a reduction in revenue, an increase in costs, and a reduction in profitability;

•	adverse economic conditions including an inflationary environment could cause us to continue to experience increases in the prices of labor and other costs of doing business resulting in a negative impact on our business, operating results, cash flows, and financial condition;

•	changes to United States tariff and import/export regulations and the impact on global economic conditions may have a negative effect on our business, financial condition, and results of operations;

•	shortages in qualified nurses, therapists, physicians, or other licensed providers, and/or the inability to attract or retain qualified healthcare professionals could limit our ability to staff our facilities;

•	shortages in qualified health professionals could cause us to increase our dependence on contract labor, increase our efforts to recruit and train new employees, and expand upon our initiatives to retain existing staff, which could increase our operating costs significantly;

•	the negative impact of public threats such as a global pandemic or widespread outbreak of an infectious disease similar to the COVID-19 pandemic;

•	the failure of our Medicare-certified long term care hospitals or inpatient rehabilitation facilities to maintain their Medicare certifications may cause our revenue and profitability to decline;

•	the failure of our Medicare-certified long term care hospitals and inpatient rehabilitation facilities operated as “hospitals within hospitals” to qualify as hospitals separate from their host hospitals may cause our revenue and profitability to decline;

•	a government investigation or assertion that we have violated applicable regulations may result in sanctions or reputational harm and increased costs;

•	acquisitions or joint ventures may prove difficult or unsuccessful, use significant resources, or expose us to unforeseen liabilities;

•	our plans and expectations related to our acquisitions and our ability to realize anticipated synergies;

•	private third-party payors for our services may adopt payment policies that could limit our future revenue and profitability;

•	the failure to maintain established relationships with the physicians in the areas we serve could reduce our revenue and profitability;

•	competition may limit our ability to grow and result in a decrease in our revenue and profitability;

•	the loss of key members of our management team could significantly disrupt our operations;

•	the effect of claims asserted against us could subject us to substantial uninsured liabilities;

•	a security breach of our or our third-party vendors’ information technology systems may subject us to potential legal and reputational harm and may result in a violation of the Health Insurance Portability and Accountability Act of 1996 or the Health Information Technology for Economic and Clinical Health Act; and

•	other factors discussed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), including factors discussed under the heading “Risk Factors” of the quarterly reports on Form 10-Q and of the annual report on Form 10-K for the year ended December 31, 2024.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance.

Investor inquiries:

Joel T. Veit

Senior Vice President and Treasurer

717-972-1100

ir@selectmedical.com

SOURCE: Select Medical Holdings Corporation

I. Condensed Consolidated Statements of Operations

For the Three Months Ended June 30, 2024 and 2025

(In thousands, except per share amounts, unaudited)

	2024	2025	% Change
Revenue	$1,281,748	$1,339,579	4.5%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	1,121,943	1,184,129	5.5
General and administrative	49,878	35,663	(28.5)
Depreciation and amortization	36,069	34,848	(3.4)
Total costs and expenses	1,207,890	1,254,640	3.9
Other operating income (loss)	(2)	1,592	N/M
Income from continuing operations before other income and expense	73,856	86,531	17.2
Other income and expense:
Equity in earnings of unconsolidated subsidiaries	9,991	13,618	36.3
Interest expense	(27,994)	(29,978)	7.1
Income from continuing operations before income taxes	55,853	70,171	25.6
Income tax expense from continuing operations	18,215	12,292	(32.5)
Income from continuing operations, net of tax	37,638	57,879	53.8
Discontinued operations:
Income from discontinued business	71,155	—	N/M
Income tax expense from discontinued business	14,027	—	N/M
Income from discontinued operations, net of tax	57,128	—	N/M
Net income	94,766	57,879	(38.9)
Less: Net income attributable to non-controlling interests	17,203	17,308	0.6
Net income attributable to Select Medical	$77,563	$40,571	(47.7)%
Net income attributable to Select Medical’s common stockholders:
Income from continuing operations, net of tax	$21,757	$40,571
Income from discontinued operations, net of tax	55,806	—
Net income attributable to Select Medical’s common stockholders	$77,563	$40,571
Earnings per common share:
Continuing operations - basic and diluted	$0.17	$0.32
Discontinued operations - basic and diluted	0.43	—
Total earnings per common share - basic and diluted(1)	$0.60	$0.32

(1)            Refer to table III for calculation of earnings per common share.

N/M      Not meaningful

II. Condensed Consolidated Statements of Operations

For the Six Months Ended June 30, 2024 and 2025

(In thousands, except per share amounts, unaudited)

	2024	2025	% Change
Revenue	$2,602,959	$2,692,751	3.4%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	2,242,654	2,356,740	5.1
General and administrative	98,325	68,671	(30.2)
Depreciation and amortization	71,653	69,656	(2.8)
Total costs and expenses	2,412,632	2,495,067	3.4
Other operating income	1,998	1,592	(20.3)
Income from continuing operations before other income and expense	192,325	199,276	3.6
Other income and expense:
Equity in earnings of unconsolidated subsidiaries	20,412	26,130	28.0
Interest expense	(68,675)	(59,050)	(14.0)
Income from continuing operations before income taxes	144,062	166,356	15.5
Income tax expense from continuing operations	44,895	33,745	(24.8)
Income from continuing operations, net of tax	99,167	132,611	33.7
Discontinued operations:
Income from discontinued business	136,571	—	N/M
Income tax expense from discontinued business	23,805	—	N/M
Income from discontinued operations, net of tax	112,766	—	N/M
Net income	211,933	132,611	(37.4)
Less: Net income attributable to non-controlling interests	37,473	35,359	(5.6)
Net income attributable to Select Medical	$174,460	$97,252	(44.3)%
Net income attributable to Select Medical’s common stockholders:
Income from continuing operations, net of tax	$64,339	$97,252
Income from discontinued operations, net of tax	110,121	—
Net income attributable to Select Medical’s common stockholders	$174,460	$97,252
Earnings per common share:
Continuing operations - basic and diluted	$0.50	$0.76
Discontinued operations - basic and diluted	0.85	—
Total earnings per common share - basic and diluted(1)	$1.35	$0.76

(1)            Refer to table III for calculation of earnings per common share.

N/M      Not meaningful

III. Earnings per Share

For the Three and Six Months Ended June 30, 2024 and 2025

(In thousands, except per share amounts, unaudited)

Select Medical’s capital structure includes common stock and unvested restricted stock awards. To compute earnings per share (“EPS”), Select Medical applies the two-class method because its unvested restricted stock awards are participating securities which are entitled to participate equally with its common stock in undistributed earnings.

The following table sets forth the income from continuing operations, net of tax, attributable to Select Medical, its common shares outstanding, and its participating securities outstanding for the three and six months ended June 30, 2024 and 2025:

	Basic and Diluted EPS
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2025	2024	2025
Income from continuing operations, net of tax	$37,638	$57,879	$99,167	$132,611
Less: net income attributable to non-controlling interests	15,881	17,308	34,828	35,359
Income from continuing operations, net of tax, attributable to Select Medical’s common stockholders	21,757	40,571	64,339	97,252
Less: distributed and undistributed net income attributable to participating securities	932	820	2,508	1,965
Distributed and undistributed income from continuing operations, net of tax, attributable to common shares	$20,825	$39,751	$61,831	$95,287

The following tables set forth the computation of EPS under the two-class method for the three and six months ended June 30, 2024 and 2025:

	Three Months Ended June 30,
	2024			2025
	Income from Continuing Operations, Net of Tax, Allocation	Shares(1)	Basic and Diluted EPS	Income from Continuing Operations, Net of Tax, Allocation	Shares(1)	Basic and Diluted EPS
Common shares	$20,825	123,946	$0.17	$39,751	123,359	$0.32
Participating securities	932	5,550	$0.17	820	2,545	$0.32
Total	$21,757			$40,571

	Six Months Ended June 30,
	2024			2025
	Income from Continuing Operations, Net of Tax, Allocation	Shares(1)	Basic and Diluted EPS	Income from Continuing Operations, Net of Tax, Allocation	Shares(1)	Basic and Diluted EPS
Common shares	$61,831	123,902	$0.50	$95,287	124,774	$0.76
Participating securities	2,508	5,026	$0.50	1,965	2,573	$0.76
Total	$64,339			$97,252

(1)            Represents the weighted average share count outstanding during the period.

IV. Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	December 31, 2024	June 30, 2025
Assets
Current Assets:
Cash and cash equivalents	$59,694	$52,349
Accounts receivable	821,385	909,460
Other current assets	138,698	119,081
Total Current Assets	1,019,777	1,080,890
Operating lease right-of-use assets	908,095	938,624
Property and equipment, net	872,185	921,741
Goodwill	2,331,898	2,331,898
Identifiable intangible assets, net	103,183	101,925
Other assets	372,813	367,172
Total Assets	$5,607,951	$5,742,250
Liabilities and Equity
Current Liabilities:
Payables and accruals	$777,781	$736,514
Current operating lease liabilities	179,601	182,150
Current portion of long-term debt and notes payable	20,269	20,326
Total Current Liabilities	977,651	938,990
Non-current operating lease liabilities	787,124	818,128
Long-term debt, net of current portion	1,691,546	1,839,631
Non-current deferred tax liability	81,497	72,946
Other non-current liabilities	73,038	73,293
Total Liabilities	3,610,856	3,742,988
Redeemable non-controlling interests	10,167	8,493
Total equity	1,986,928	1,990,769
Total Liabilities and Equity	$5,607,951	$5,742,250

V. Condensed Consolidated Statements of Cash Flows

For the Three Months Ended June 30, 2024 and 2025

(In thousands, unaudited)

	2024	2025
Operating activities
Net income	$94,766	$57,879
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions from unconsolidated subsidiaries	1,756	10,947
Depreciation and amortization	53,939	34,848
Provision for expected credit losses	606	(728)
Equity in earnings of unconsolidated subsidiaries	(6,315)	(13,618)
Gain on sale or disposal of assets	(1,066)	(20)
Stock compensation expense	14,413	4,032
Amortization of debt discount, premium and issuance costs	742	786
Deferred income taxes	(27,448)	(1,693)
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	56,199	(548)
Other current assets	16,168	12,792
Other assets	(15,210)	1,332
Accounts payable and accrued expenses	89,602	4,283
Net cash provided by operating activities	278,152	110,292
Investing activities
Business combinations, net of cash acquired	(588)	—
Purchases of property and equipment	(55,548)	(64,684)
Proceeds from sale of assets	2,068	15
Net cash used in investing activities	(54,068)	(64,669)
Financing activities
Borrowings on revolving facilities	220,000	365,000
Payments on revolving facilities	(385,000)	(295,000)
Payments on term loans	—	(2,625)
Borrowings of other debt	—	5,338
Principal payments on other debt	(14,200)	(8,962)
Dividends paid to common stockholders	(16,254)	(7,885)
Repurchase of common stock	(1,400)	(86,176)
Decrease in overdrafts	(4,908)	(4,177)
Proceeds from issuance of non-controlling interests	1,749	2,962
Distributions to and purchases of non-controlling interests	(5,531)	(14,962)
Net cash used in financing activities	(205,544)	(46,487)
Net increase (decrease) in cash and cash equivalents	18,540	(864)
Cash and cash equivalents at beginning of period	92,620	53,213
Cash and cash equivalents at end of period	$111,160	$52,349
Supplemental information
Cash paid for interest, excluding amounts received of $22,439 under the interest rate cap contract during the three months ended June 30, 2024	$53,044	$38,293
Cash paid for taxes	60,222	19,580

VI. Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2024 and 2025

(In thousands, unaudited)

	2024	2025
Operating activities
Net income	$211,933	$132,611
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions from unconsolidated subsidiaries	14,130	31,092
Depreciation and amortization	108,008	69,656
Provision for expected credit losses	1,460	1,555
Equity in earnings of unconsolidated subsidiaries	(16,736)	(26,130)
Gain on sale or disposal of assets	(1,022)	(43)
Stock compensation expense	26,023	7,924
Amortization of debt discount, premium, and issuance costs	1,492	1,569
Deferred income taxes	(34,339)	(7,348)
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(139,109)	(89,631)
Other current assets	6,557	562
Other assets	(12,847)	3,459
Accounts payable and accrued expenses	45,913	(18,441)
Net cash provided by operating activities	211,463	106,835
Investing activities
Business combinations, net of cash acquired	(5,993)	—
Purchases of property and equipment	(108,065)	(117,023)
Proceeds from sale of assets	2,333	39
Net cash used in investing activities	(111,725)	(116,984)
Financing activities
Borrowings on revolving facilities	715,000	770,000
Payments on revolving facilities	(650,000)	(625,000)
Payments on term loans	(79,085)	(5,250)
Borrowings of other debt	17,728	21,353
Principal payments on other debt	(23,261)	(16,691)
Dividends paid to common stockholders	(32,299)	(15,945)
Repurchases of common stock	(1,400)	(97,565)
Decrease in overdrafts	(6,648)	(9,297)
Proceeds from issuance of non-controlling interests	5,751	10,906
Distributions to and purchases of non-controlling interests	(18,370)	(29,707)
Net cash provided by (used in) financing activities	(72,584)	2,804
Net increase (decrease) in cash and cash equivalents	27,154	(7,345)
Cash and cash equivalents at beginning of period	84,006	59,694
Cash and cash equivalents at end of period	$111,160	$52,349
Supplemental information
Cash paid for interest, excluding amounts received of $44,954 under the interest rate cap contract during the six months ended June 30, 2024	$141,878	$62,065
Cash paid for taxes	60,826	21,052

VII. Key Statistics

For the Three Months Ended June 30, 2024, and 2025

(unaudited)

	2024	2025	% Change
Critical Illness Recovery Hospital
Number of hospitals operated – end of period(a)	107	104
Revenue (,000)	$604,921	$601,139	(0.6)%
Number of patient days(b)(c)	279,241	278,916	(0.1)%
Number of admissions(b)(d)	8,888	8,966	0.9%
Revenue per patient day(b)(e)	$2,159	$2,148	(0.5)%
Occupancy rate(b)(f)	67%	69%	3.0%
Adjusted EBITDA (,000)	$71,833	$56,283	(21.6)%
Adjusted EBITDA margin	11.9%	9.4%
Rehabilitation Hospital
Number of hospitals operated – end of period(a)	33	36
Revenue (,000)	$267,831	$313,775	17.2%
Number of patient days(b)(c)	117,045	125,927	7.6%
Number of admissions(b)(d)	8,325	9,102	9.3%
Revenue per patient day(b)(e)	$2,113	$2,236	5.8%
Occupancy rate(b)(f)	84%	82%	(2.4)%
Adjusted EBITDA (,000)	$61,954	$71,047	14.7%
Adjusted EBITDA margin	23.1%	22.6%
Outpatient Rehabilitation
Number of clinics operated – end of period(a)	1,925	1,919
Working days(g)	64	64
Revenue (,000)	$315,496	$327,584	3.8%
Number of visits(b)(h)	2,827,625	2,934,026	3.8%
Revenue per visit(b)(i)	$100	$100	0.0%
Adjusted EBITDA (,000)	$28,769	$30,513	6.1%
Adjusted EBITDA margin	9.1%	9.3%

(a)	Includes managed locations.

(b)	Excludes managed locations.

(c)	Each patient day represents one patient occupying one bed for one day during the periods presented.

(d)	Represents the number of patients admitted to Select Medical’s hospitals during the periods presented.

(e)	Represents the average amount of revenue recognized for each patient day. Revenue per patient day is calculated by dividing patient service revenues, excluding revenues from certain other ancillary and outpatient services provided at Select Medical’s hospitals, by the total number of patient days.

(f)	Represents the portion of our hospitals being utilized for patient care during the periods presented. Occupancy rate is calculated using the number of patient days, as presented above, divided by the total number of bed days available during the period. Bed days available is derived by adding the daily number of available licensed beds for each of the periods presented.

(g)	Represents the number of days in which normal business operations were conducted during the periods presented.

(h)	Represents the number of visits in which patients were treated at Select Medical’s outpatient rehabilitation clinics during the periods presented.

(i)	Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated by dividing patient service revenue, excluding revenues from certain other ancillary services, by the total number of visits.

VIII. Key Statistics

For the Six Months Ended June 30, 2024, and 2025

(unaudited)

	2024	2025	% Change
Critical Illness Recovery Hospital
Number of hospitals operated – end of period(a)	107	104
Revenue (,000)	$1,260,801	$1,238,169	(1.8)%
Number of patient days(b)(c)	573,863	570,240	(0.6)%
Number of admissions(b)(d)	18,417	18,317	(0.5)%
Revenue per patient day(b)(e)	$2,190	$2,164	(1.2)%
Occupancy rate(b)(f)	69%	71%	2.9%
Adjusted EBITDA (,000)	$187,773	$142,932	(23.9)%
Adjusted EBITDA margin	14.9%	11.5%
Rehabilitation Hospital
Number of hospitals operated – end of period(a)	33	36
Revenue (,000)	$533,531	$621,163	16.4%
Number of patient days(b)(c)	233,889	248,749	6.4%
Number of admissions(b)(d)	16,600	17,950	8.1%
Revenue per patient day(b)(e)	$2,105	$2,235	6.2%
Occupancy rate(b)(f)	85%	82%	(3.5)%
Adjusted EBITDA (,000)	$123,354	$141,471	14.7%
Adjusted EBITDA margin	23.1%	22.8%
Outpatient Rehabilitation
Number of clinics operated – end of period(a)	1,925	1,919
Working days(g)	128	127
Revenue (,000)	$618,654	$634,926	2.6%
Number of visits(b)(h)	5,562,751	5,643,990	1.5%
Revenue per visit(b)(i)	$100	$101	1.0%
Adjusted EBITDA (,000)	$53,697	$54,786	2.0%
Adjusted EBITDA margin	8.7%	8.6%

(a)	Includes managed locations.

(b)	Excludes managed locations.

(c)	Each patient day represents one patient occupying one bed for one day during the periods presented.

(d)	Represents the number of patients admitted to Select Medical’s hospitals during the periods presented.

(e)	Represents the average amount of revenue recognized for each patient day. Revenue per patient day is calculated by dividing patient service revenues, excluding revenues from certain other ancillary and outpatient services provided at Select Medical’s hospitals, by the total number of patient days.

(f)	Represents the portion of our hospitals being utilized for patient care during the periods presented. Occupancy rate is calculated using the number of patient days, as presented above, divided by the total number of bed days available during the period. Bed days available is derived by adding the daily number of available licensed beds for each of the periods presented.

(g)	Represents the number of days in which normal business operations were conducted during the periods presented.

(h)	Represents the number of visits in which patients were treated at Select Medical’s outpatient rehabilitation clinics during the periods presented.

(i)	Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated by dividing patient service revenue, excluding revenues from certain other ancillary services, by the total number of visits.

IX. Income from Continuing Operations, Net of Tax, to Adjusted EBITDA Reconciliation

For the Three and Six Months Ended June 30, 2024 and 2025

(In thousands, unaudited)

The presentation of Adjusted EBITDA is important to investors because Adjusted EBITDA is commonly used as an analytical indicator of performance by investors within the healthcare industry. Adjusted EBITDA is used by management to evaluate financial performance and determine resource allocation for each of Select Medical’s segments. Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America (“GAAP”). Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to, or substitute for, income from continuing operations, income from continuing operations before other income and expense, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying definitions, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

The following table reconciles income from continuing operations, net of tax, to Adjusted EBITDA for Select Medical. Adjusted EBITDA is used by Select Medical to report its segment performance. Adjusted EBITDA is defined as earnings from continuing operations excluding interest, income taxes, depreciation and amortization, gain (loss) on early retirement of debt, stock compensation expense, transaction costs associated with the Concentra separation, gain (loss) on sale of businesses, and equity in earnings (losses) of unconsolidated subsidiaries.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2025	2024	2025
Income from continuing operations, net of tax	$37,638	$57,879	$99,167	$132,611
Income tax expense	18,215	12,292	44,895	33,745
Interest expense	27,994	29,978	68,675	59,050
Equity in earnings of unconsolidated subsidiaries	(9,991)	(13,618)	(20,412)	(26,130)
Income from continuing operations, before other income and expense	73,856	86,531	192,325	199,276
Stock compensation expense:
Included in general and administrative	11,874	3,159	21,556	6,267
Included in cost of services	2,373	873	4,135	1,657
Depreciation and amortization	36,069	34,848	71,653	69,656
Concentra separation transaction costs	557	—	835	—
Adjusted EBITDA	$124,729	$125,411	$290,504	$276,856

Critical illness recovery hospital	$71,833	$56,283	$187,773	$142,932
Rehabilitation hospital	61,954	71,047	123,354	141,471
Outpatient rehabilitation	28,769	30,513	53,697	54,786
Other(a)	(37,827)	(32,432)	(74,320)	(62,333)
Adjusted EBITDA	$124,729	$125,411	$290,504	$276,856

(a)	Other primarily includes general and administrative costs.

X. Income from Continuing Operations, Net of Tax, to Adjusted EBITDA Reconciliation

Business Outlook for the Year Ending December 31, 2025

(In millions, unaudited)

The following is a reconciliation of full year 2025 Adjusted EBITDA as computed at the low and high points of the range to the closest comparable GAAP financial measure. Refer to table IX for the definition of Adjusted EBITDA and discussion of Select Medical’s use of Adjusted EBITDA in evaluating financial performance. Each item presented in the below table is an estimation of full year 2025 expectations.

	Range
Non-GAAP Measure Reconciliation	Low	High
Income from continuing operations, net of tax, attributable to Select Medical	$141	$154
Net income attributable to non-controlling interests	73	76
Income from continuing operations, net of tax	214	230
Income tax expense	64	70
Interest expense	116	116
Equity in earnings of unconsolidated subsidiaries	(49)	(51)
Income from continuing operations before other income and expense	345	365
Stock compensation expense	19	19
Depreciation and amortization	146	146
Adjusted EBITDA	$510	$530